                                                                    Exhibit 11.1


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE

                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                -------------                  -------------
                                            1997          1996              1997           1996
                                            ----          ----              ----           ----
Weighted Average Common and
  Common Equivalent Shares:
Weighted Average Common Stock
  Outstanding During the Period           6,400,898       6,206,242       6,324,907       6,231,328
Weighted Average Common Equivalent:
  Shares                                    652,857         764,834         644,110         888,756
                                         ----------      ----------      ----------      ----------
                                          7,053,755       6,971,076       6,969,017       7,120,084
                                         ----------      ----------      ----------      ----------
Net Income                               $  322,090      $  409,508      $1,231,846      $1,213,516
                                         ==========      ==========      ==========      ==========

Net Income Per Common Share              $     0.05      $     0.06      $     0.18      $     0.17
                                         ==========      ==========      ==========      ==========


FULLY DILUTED EARNINGS PER SHARE

                                            THREE MONTHS ENDED               NINE MONTHS ENDED
                                               SEPTEMBER 30,                    SEPTEMBER 30,
                                               -------------                    -------------
                                            1997          1996              1997            1996
                                            ----          ----              ----            ----
Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period           6,400,898       6,206,242       6,324,907       6,231,328

Weighted Average Common Equivalent:
  Shares                                    697,632         854,512         738,646         883,533
                                         ----------      ----------      ----------      ----------
                                          7,098,530       7,060,754       7,063,553       7,114,861
                                         ----------      ----------      ----------      ----------
Net Income                               $  322,090      $  409,508      $1,231,846      $1,213,516
                                         ----------      ----------      ----------      ----------

Net Income Per Common Share              $     0.05      $     0.06      $     0.17      $     0.17
                                         ==========      ==========      ==========      ==========


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